SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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QUALSEC

(Name of Registrant as Specified in its Charter)

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QUALSEC

1829 East Franklin Street

Chapel Hill, NC 27514

(435) 713-0566

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Our Shareholders,

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of common stock, no par value  (the “Common Stock”), of Qualsec (the “Company,” “us,” or “our”) as of the close of business on July 16, 2009 (the “Record Date”), that at 8 a.m. on August 5, 2009 we will hold a Special Meeting of Shareholders at our corporate headquarters located at 1829 East Franklin Street, Chapel Hill, NC 27514  to adopt the following amendments to our Articles of Incorporation:

A.

To implement a reverse stock split of our shares of Common Stock outstanding as of July 16, 2009 on the basis of one post-split share of Common Stock for every 1,000 pre-split shares of Common Stock (the “Reverse Stock Split”);

B.

To approve a Certificate of Amendment of our Articles of Incorporation to be filed with the Secretary of State of the State of Wyoming to effect the Reverse Stock Split; and

C.

To approve the Certificate of Amendment of our Articles of Incorporation to be filed with the Secretary of State of the State of Wyoming, to permit future amendments to the Articles of Incorporation to be approved by a majority of the shareholders acting by consent action in writing, as permitted by the Wyoming Business Corporation Act.

The Board of Directors has approved the above corporate actions. The accompanying Information Statement is furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing shareholders of these corporate actions.

Our shareholders of record as of the close of business on the Record Date are entitled to receive this Notice of Special Meeting and the attached Information Statement. We are mailing the Information Statement on or about July 16, 2009 to such shareholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Joel Hand

Joel Hand

President,

Chapel Hill, North Carolina

July 16, 2009

QUALSEC

1829 East Franklin Street

Chapel Hill, NC 27514

(435) 713-0566

INFORMATION STATEMENT

This information statement (the “Information Statement”) is being furnished on or about July 16, 2009 (the “Mailing Date”) to all shareholders of record of common stock, no par value (the “Common Stock”) of Qualsec (the “Company,” “us,” or “our”), in connection with  a Special Meeting of Shareholders to be held August 5, 2009 to adopt 1,000-for-one reverse stock split (the “Reverse Stock Split”) of the shares of Common Stock, outstanding as of July 16, 2009. This Information Statement also refers to the approval of the Certificate of Amendment of our Articles of Incorporation (the “Amendment”) to effect the reverse stock split and to permit future actions by the shareholders to be taken by the consent of the majority shareholders. The actions to be taken at the Special Meeting shall be made effective immediately upon approval.

The Board of Directors approved the adoption of the Reverse Stock Split and the Amendment by unanimous written consent, dated as of July 15, 2009, as it believes that such actions are in the best interests of the Company. There are 170,000,000 outstanding shares of Common Stock.  Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors does not intend to solicit any proxies in connection with the foregoing actions, and to solicit consents to the foregoing only at the Special Meeting. This Information statement is furnished to the shareholders of record as of July 16, 2009 and to invite their participation at the meeting, in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consists of an unlimited number of shares of Common Stock, of which 170,000,000 shares were issued and outstanding, and an unlimited number of shares of Preferred Stock, none of which are outstanding.  Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about July 16, 2009 to shareholders of record as of the close of business on July 15, 2009 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

INTERESTS OF MANAGEMENT IN MATTERS TO BE ACTED UPON

No officer, director or other affiliate of the Company has any interest, direct or indirect, in any matters to be acted upon at the Special Meeting.

SOLICITATIONS OF CONSENTS AND ATTENDANCE AT THE SPECIAL MEETING

Neither management nor any other person will solicit the attendance of shareholders at the Special Meeting other than the mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Common Stock as of the date of this report, without giving effect to the Reverse Stock Split or the change in the number of our authorized shares of Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

	Amount and Nature of
Name, Position and Address	Beneficial Ownership	Percent of Class

Le Joel Hand(1)	15,400,000	9.0%
Ch Chief Executive Officer
Q

All Directors and Officers	15,400,000	9.0%
as a group (1 person)

 Qualsec Partners, LLC

109,200,000

64.2%

275 Palm Beach Road, Antigua WI

(control person Carlton Rowe)

*	less than 1%

(1)	The business address of each of these persons is 1829 East Franklin Street, Chapel Hill, NC 27514 .

REVERSE STOCK SPLIT AND AMENDMENTS

General

The Board of Directors has adopted, and hereby submits for approval by no less than a majority of the shareholders of the Company present at the Special Meeting, the Reverse Stock Split and the Amendment.

The Board of Directors approved the adoption of the Reverse Stock Split and the Amendment by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its shareholders.

Vote Required

Adoption of the Reverse Stock Split and the Amendment requires the approval by holders of at least a majority of the outstanding shares of the Common Stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our shareholders.

The Board of Directors fixed the close of business on July 15, 2009 as the record date for determining the shareholders entitled to notice of the Special Meeting.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above, or upon request by telephone at (435) 713-0566.  This Information Statement is not available on the internet.

Shareholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address or telephone number noted above.

Dissenters’ Right of Appraisal

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Wyoming law in connection with the Reverse Stock Split or the Amendment.

Shareholder Proposals

The Company has not set the date for its Annual Meeting of Shareholders and therefore has not established a deadline for the submission of shareholder proposals to be considered at such meeting.  The deadline will be communicated to shareholders in the earliest possible Quarterly Report on Form 10-Q.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder. The number of shareholders of record would not be affected by the Reverse Stock Split. The Reverse Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

The number of shares of our Common Stock issued and outstanding as of July 15, 2009 will be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every 1,000 shares of our Common Stock owned by a stockholder will automatically be changed into and become one new share of our Common Stock. Therefore, following the reverse stock split, we will have outstanding approximately 170,000 shares of common stock.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.  The Reverse Split will, it is hoped, increase the market price per share of our common stock and make our stock more appealing to institutional investors.

Effect of the Amendment

The Wyoming General Corporation Law permits a corporation to provide in its Articles of Incorporation that any action by shareholders which may be approved at a special or annual meeting may be approved by shareholders holding a majority of the voting power, provided that the non-consenting shareholders are informed of the corporate action. The adoption of the Amendment will save the Corporation from the expense and delay of holding a meeting in the future when a shareholder action is already approved by holders of a majority of the voting power.

The Reverse Stock Split only applies to our issued and outstanding shares of Common Stock, and the number of authorized, but unissued, shares of Common Stock will not be affected since our Articles of Incorporation permit the issuance of an unlimited number of shares of Common Stock This provision of our Articles of Incorporation may be construed as having an anti-takeover effect by allowing us to issue or sell shares of Common Stock to third parties in order to avoid an unsolicited acquisition or to prevent or negate any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws. Such a use of these additional authorized shares of Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

Effective Date

The Reverse Stock Split and the Amendment  shall become effective as of 5:00 p.m. Eastern Standard Time on the date we file the Amendment with the Wyoming Secretary of State. Accordingly, except for shareholders who currently hold fewer than 1,000 shares, on such date, all shares of Common Stock held by shareholders that were issued and outstanding on July 16, 2009 will be, automatically and without any action on the part of shareholders, converted into new shares of Common Stock in accordance with the 1,000-for-one exchange ratio. Also, on such date, shares of Common Stock owned by shareholders who currently own fewer than 1,000 shares of Common Stock will be automatically and without any action on the part of such stockholder, converted into one (1) new share of our Common Stock in accordance with the terms of the Reverse Stock Split.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.